Exhibit (i)(2)

                        PIPER MARBURY RUDNICK & WOLFE LLP

6225 Smith Avenue
Baltimore, Maryland 21209-3600
www.piperrudnick.com

PHONE    (410) 580-3000
FAX      (410) 580-3001

                                 April 26, 2001




PAPP STOCK FUND, INC.
6225 N. 24th Street, Suite 150
Phoenix, Arizona  85016

                       Registration Statement on form N-1A

Ladies and Gentlemen:

         Please refer to our opinion letter to you of April 28, 2000, concerning certain matters of Maryland law relating to the incorporation and the issuance of shares of Common Stock of Papp Stock Fund, Inc., a Maryland corporation (the "Fund"). Such opinion was filed as Exhibit (i) to the Fund's Registration Statement on Form N-1A (Post-Effective Amendment No. 12 under the Securities Act of 1933, as amended, Registration No. 33-31465 and Amendment No. 14 under the Investment Company Act of 1940, as amended, Registration No. 811-05922). We hereby confirm as to an aggregate of 25,000,000 shares of Common Stock the opinion stated in that letter, as of the date thereof, and consent to your incorporation by reference of such opinion as Exhibit (i)(1) to the Fund's Registration Statement on Form N-1A (Post-Effective Amendment No. 13 under the Securities Act of 1933, as amended, Registration No. 33-31465 and Amendment No. 15 under the Investment Company Act of 1940, as amended, Registration No. 811-05922).

                                Very truly yours,

                                /s/Piper Marbury Rudnick & Wolfe LLP